SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K/A


                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



Date  of  report  (Date  of  earliest  event  reported):  October  10, 1996

                   ASCENT ENTERTAINMENT GROUP, INC.
        (Exact name of registrant as specified in its charter)


Delaware                           0-27192                 52-1930707
(State or other jurisdiction of    (Commission             (I.R.S. Employer
incorporation or organization)      File No.)               Identification No.)



                           One Tabor Center
                  1200 Seventeenth Street, Suite 2800
                        Denver, Colorado 80202
               (Address of principal executive offices)

                            (303) 626-7000
         (Registrant's telephone number, including area code)

                          Page 1 of 12 pages.

Item 7.  Financial Statements and Exhibits


      (b)    Pro Forma Financial Information

       (1) As of the filing of the Form 8-K dated October 10, 1996, it was impracticable to provide the additional required pro forma financial statements for Ascent Entertainment Group, Inc. Listed below are the pro forma financial statements filed as part of this report on Form 8-K/A:

           Unaudited Pro Forma  Consolidated  Balance Sheet at June 30,
           1996

           Unaudited Pro Forma Consolidated Statement of Operations for the Six Months Ended June 30, 1996

           Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 1995

           Notes  to  Unaudited   Pro  Forma   Consolidated   Financial
           Statements

                             SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ascent Entertainment Group, Inc.


By:
/s/David A. Holden
Controller



Date:
November 14, 1996

Item 7.b.


INDEX TO PRO FORMA FINANCIAL STATEMENTS OF ASCENT ENTERTAINMENT GROUP, INC.

                                                                         Page(s)
Introduction and Background to Pro Forma Financial Statements.      5-6
Unaudited Pro Forma Consolidated Balance Sheet at June 30, 1996
7
Unaudited  Pro Forma  Consolidated  Statement of  Operations
for the Six Months Ended June 30, 1996..........................      8
Unaudited Pro Forma  Consolidated  Statement of  Operations
for the Year Ended December 31, 1995............................      9
Notes to Unaudited Pro Forma Consolidated Financial Statements    10-13

Introduction and Background to Pro Forma Financial Statements

      The following unaudited pro forma consolidated financial information for Ascent Entertainment Group, Inc. ("Ascent" or "the Company") consists of the Unaudited Pro Forma consolidated statements of operations for the six months ended June 30, 1996 and for the year ended December 31, 1995 and the Unaudited Pro Forma consolidated balance sheet as of June 30, 1996 (collectively, the "Pro Forma Statements"). The Pro Forma Statements give effect to the October 10, 1996 business combination whereby Ascent, through its newly formed subsidiary, On Command Corporation ("OCC"), consummated the previously announced acquisition (the "Acquisition") of the assets and properties (including, but not limited to, copyrights, patents, personal property, real property, equipment and records) and certain liabilities of SpectraVision, Inc. ("SpectraVision"), with an effective date of October 8, 1996 (the "Closing Date"). The Acquisition was consummated pursuant to an Acquisition Agreement dated August 13, 1996, among Ascent, OCC, SpectraVision and the other parties named therein (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement, OCC acquired all of the outstanding capital stock of SpectraDyne, Inc. the primary operating subsidiary of SpectraVision, together with certain other assets of SpectraVision and its affiliates. Prior to the Closing Date, OCV, formerly an 83% owned subsidiary of Ascent (approximately 79% owned on a fully diluted basis), was merged (the "Merger") into a subsidiary of OCC and became a wholly owned subsidiary of OCC pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among OCC, OCV and On Command Merger Corporation dated August 13, 1996.

      The unaudited pro forma consolidated statement of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 reflects the Acquisition and the Merger as if they had taken place on January 1, 1995. The unaudited pro forma consolidated balance sheet gives effect to the formation of OCC, the Acquisition and the Merger as if they had taken place on June 30, 1996. The net assets and operations of OCV for the periods included in the accompanying pro forma financial statements were previously reported in Ascent's Form 10-Q for the period ended June 30, 1996 and Form 10-K for the year ended December 31, 1995. The SpectraVision financial information included in the Pro Forma Statements was previously reported in SpectraVision's Form 10-Q for the period ended June 30, 1996 and Form 10-K for the year ended December 31, 1995. Adjustments have been made to the SpectraVision financial information to eliminate the net assets of SpectraVision and SPI Newco, Inc., the principal holding companies of Spectradyne, as their assets are not being acquired.

      The pro forma financial information reflects management's estimate of the fair value of the SpectraVision assets to be acquired and liabilities to be assumed by OCC. The final purchase price allocation for the SpectraVision assets will be determined at a future date (no later than one year from the Closing
Date), which may result in adjustments to the preliminary allocation. However, in the opinion of management, the preliminary allocation of the purchase price reflects OCC's best estimate and all adjustments necessary to state fairly such pro forma financial information have been made.

      The Pro Forma Statements should be read in conjunction with the notes to the financial statements. The pro forma financial information is not necessarily indicative of what the actual financial results would have been had the Acquisition and the Merger taken place on January 1, 1995 or June 30, 1996 or what the future financial results will be. As a result of the transaction, Ascent and its subsidiary, OCC, expect both OCV and SpectraVision to achieve substantial operating cost savings through the consolidation of certain operations and the elimination of redundant costs. These operating cost savings are expected primarily through reductions in personnel and related benefit costs and consolidation and elimination of support operations, including administration, marketing, data processing, and centralized support functions. There can be no assurance that the operating cost savings will be realized. The extent to which the operating cost savings will be achieved depends, among other things, on the regulatory environment and economic conditions and may be affected by unanticipated changes in business activities, inflation, and operating costs. No adjustments have been included in the unaudited Pro Forma Statements for the possible operating cost savings, except for the expected reduction in payments due to EDS (in the approximate amount of $700,000 monthly) that result from the amended agreements with EDS.


                    ASCENT ENTERTAINMENT GROUP, INC.
           UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          AT JUNE 30, 1996
                       (Dollars in thousands)

                           Ascent SpectraVision Pro Forma        Pro Forma
                           Actual   Actual     Adjustments  Note  Ascent
                           ------   ------     -----------  ----  ------
  ASSETS
    Current assets:
      Cash and cash         $ 2,873    $ 4,918    $     (1)  (1)   $ 7,790
  equivalents..........
      Accounts               29,626     13,763          95   (2)    43,484
  receivable, net......
      Other current          21,031      6,323        (246)  (1)    25,280
  assets...............
                                                    (1,250)  (5)
                                                      (578)  (2)
        Total current        53,530     25,004      (1,980)         76,554
                            -------    -------    ---------        -------
  assets...............


    Property and            245,108    107,441     (14,191)  (5)   338,358
  equipment, net.......
    Hotel contracts, net         --     46,104     (39,354)  (5)     6,750
    Debt issuance costs          --      5,662      (5,344)  (1)        --
                                                      (318)  (4)         --
    Other assets, net..      55,934     10,426     (10,426)  (5)    55,934
    Franchise rights and    104,595         --      10,000   (5)   114,595
  other intangibles....
    Investments........      10,104         --          --          10,104
    Goodwill, net......      47,485         --      25,400   (5)    72,885
                            -------    -------    --------         -------
      Total assets.....    $516,756   $194,637    $(36,213)       $675,180
                           ========   ========

  LIABILITIES AND STOCKHOLDERS EQUITY
    Current liabilities:
      Accounts payable      $40,440    $24,544    $  6,000   (5)   $69,161
  and accrued liabilities
                                                       (74)  (1)
                                                    (1,749)  (3)
      Payable to Comsat       4,354         --          --           4,354
      Short-term debt..      52,536     37,919      22,000   (9)   112,455
      Deferred Income..       1,825         --          --           1,825
      Capitalized lease          --      3,379      (3,379)  (3)        --
                            -------    -------    ---------        -------
  obligations..........
         Total current       99,155     65,842      22,798         187,795
                            -------    -------    --------         -------
  liabilities..........
      Other liabilities      14,800          --           --          14,800
    Liabilities subject           --    576,040    (494,875)  (1)         --
  to settlement under                              (81,165)  (6)
      reorganization...
    Long-term  debt....      72,000         --     (22,000)  (9)    50,000
    Deferred income taxes     7,443      4,920      (4,920)  (8)     7,443
                            -------    -------    ---------        -------
      Total liabilities..   193,398    646,802    (580,162)        260,038
                            -------    -------    ---------        -------
    Contingent value             --     20,000     (20,000)  (1)        --
  rights...............
    Minority interest..      28,144         --      90,968         119,112
    Stockholders' equity:
      Common stock.....         297         24         (24)  (1)       297
      Additional paid-in    303,771    392,185    (392,185)  (1)
  capital..............
                                                       816   (3)(7)304,587
      Accumulated           (11,898)   (863,075)   863,075   (7)(1)(11,898)
  deficit..............................
      Other, net.......       3,044     (1,299)      1,299   (7)     3,044
                            -------    --------   --------         -------
      Total                 295,214   (472,165)    472,981         296,030
                            -------------------
  stockholders' equity.
          Total            $516,756   $194,637   $(36,213)        $675,180
                           ========   ========   =========        ========
  liabilities &
  stockholders' equity.

            See Notes to Pro Forma Financial Statements.

                  ASCENT ENTERTAINMENT GROUP, INC.
      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
               FOR THE SIX MONTHS ENDED JUNE 30, 1996
                       (Dollars in thousands)


                        Ascent     SpectraVision  Pro Forma        Pro Forma
                        Actual       Actual     Adjustments Note    Ascent

Revenues................  $ 118,643   $58,012    $ 6,387    (14)  $183,042
Costs and expenses:
  Cost of  services.....  92,606       47,104     (4,200)   (13)
                                                   6,387    (14)  141,897
  Depreciation and        31,904       20,519     (4,105)   (10)   48,318
amortization............
  Marketing, general       5,124        8,174                      13,298
                          ------      -------    -------          -------
and administrative......

      Total costs and     129,634      75,797     (1,918)         203,513
                          -------     -------    --------         -------
expenses................
Loss from operations....  (10,991)    (17,785)     8,305          (20,471)
                          --------    --------   -------          --------
Interest and other          (237)        (234)        --             (471)
income (loss)...........
Interest expense........  (3,622)      (3,062)     1,164    (12)
                                                  (1,310)   (12)   (6,830)
Reorganization items....      --       (1,827)     1,827    (11)       --
                          ------      --------   -------          -------
Loss before taxes  and    (14,850)    (22,908)     9,986          (27,772)
minority interest.......
Provision (benefit) for   (4,448)        (122)    (1,263)   (15)   (5,833)
                          -------     --------   --------         --------
income taxes............
Losses before minority    (10,402)    (22,786)    11,249          (21,939)
interest................
Minority interest.......    (264)          --      4,526    (16)    4,262
                          -------     -------    -------          -------

Net  loss.............. $(10,666)   $(22,786)    $15,715         $(17,677)
                        =========   =========     ======         =========
Losses per common and
  equivalent share......   $(.36)     $(0.95)                      $ (.59)
                           ======     =======                      =======
Shares used in per        29,752       23,984                      29,752
                          ======      =======                     =======
share calculation.......

EBITDA(1)...............  $20,913     $ 2,734                     $27,847
                          =======     =======                     =======

(1) EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

            See Notes to Pro Forma Financial Statements.

                  ASCENT ENTERTAINMENT GROUP, INC.
      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 31, 1995
                       (Dollars in thousands)

                           Ascent   SpectraVision Pro Forma           Pro Forma
                           Actual      Actual   Adjustments Note       Ascent

Revenues................ $191,477    $123,986    $ 8,373    (21) $323,836
Costs and expenses:
  Cost of services......  140,693      99,656     (8,400)   (22)  240,322
                                                   8,373    (21)
  Depreciation and         54,907      39,364     (6,536)   (17)   87,735
amortization............
  Marketing, general       10,002      24,219         --           34,221
and administrative......
  Provision for            10,866          --         --           10,866
                          -------     -------    -------          -------
restructuring...........

      Total costs and     216,468     163,239     (6,563)         373,144
                          -------     -------    --------         -------
expenses................
Loss from operations....  (24,991)    (39,253)    14,936          (49,308)
                          --------    --------   -------          --------
Interest and other         (2,829)        508         --           (2,321)
income (loss)...........
Interest expense........       --     (28,177)     1,217    (19)     (931)
                                                  26,029    (20)
Reorganization items....       --      (7,563)     1,552    (18)   (6,011)
                          -------     --------   -------          --------
Loss before taxes and     (27,820)    (74,485)    43,734          (58,571)
minority interest.......
Provision (benefit) for    (8,992)       (840)    (2,149)   (21)  (11,981)
                          --------    --------   --------         --------
income taxes............
Loss before               (18,828)    (73,645)    45,883          (46,590)
extraordinary item and
minority interest
Extraordinary loss from        --        (915)        --             (915)
debt extinguishment.....
Minority interest.......     (628)         --     11,267    (24)   10,639
                          --------    -------    -------          -------
Net loss................ $(19,456)   $(74,560)   $57,150         $(36,866)
                         =========   =========   =======         =========
Net loss  per common
and common                 $ (.80)     $(3.11)                     $(1.52)
                           =======     =======                     =======
  equivalent share......
Shares used in per         24,217      23,984                      24,217
                          =======     =======                     =======
share calculations......
EBITDA(1)...............  $29,916     $   866                     $38,427
                          =======     =======                     =======

(1) EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

            See Notes to Pro Forma Financial Statements.

                  ASCENT ENTERTAINMENT GROUP, INC.
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                       (Dollars in thousands)

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1996:

 1. To eliminate the net assets and liabilities of SpectraVision and SPI NEWCO, Inc. ("SPI NEWCO") which are not being acquired as follows:

     Other liabilities..................... $    74
     Liabilities subject to settlement      494,875
     under reorganization..................
     Contingent value rights...............  20,000
     Common stock..........................      24
     Paid-in capital....................... 392,185
     Deficit...............................           $901,567
     Cash..................................                  1
     Debt issuance costs...................              5,344
     Pre-paids and other assets............                246

 2.     To  adjust   selected   current   assets   and   liabilities   as
       contemplated by the Acquisition Agreement.
 3.     To  reflect  the  SpectraVision   capital  lease  obligations  as
       operating leases pursuant to the amended lease agreements.

 4.     To write-off debt issuance  costs incurred by and  capitalized by
       Spectradyne.
 5.     The   purchase   price   for  the  net   assets   acquired   from
       SpectraVision was $91.7 million and was allocated as follows:


Estimated fair value of assets acquired:
  Current assets, including cash of     $ 23,024
$4,917...............................
  Fixed assets:
    Video equipment..................     87,000
    Office equipment and vehicles....      2,750
    Building.........................      1,500
    Land.............................      2,000
  Intangible assets, including hotel
contracts and                             16,750
    intellectual property............
  Goodwill...........................     25,400
                                        --------
                                         158,424
Less the fair value of the liabilities assumed:
  Current liabilities................   (28,721)
  Note payable--Foothill Capital Corp.   (37,919)
                                         --------
                                       $ 91,784

=========================================================================

           Both the current assets and current liabilities acquired are recorded at their historical cost basis, which approximates fair value. The fair value of the non-current assets acquired was determined based on an appraisal conducted by a nationally known firm. The note payable to Foothill Capital Corporation has been reflected at historical cost, as both the principal and interest amounts (which reflect current market rates) due under this obligation were repaid at closing. Accordingly, the fair value of the acquired assets and liabilities, based on management's preliminary estimate of their fair value as noted above, results in the following adjustments: (a) a decrease in other current assets of $1.2 million; (b) a decrease in video equipment of $11.6 million; (c) a decrease in land of $0.6 million; (d) a decrease in building and office equipment and computers of $2.1 million; (e) a decrease in hotel contracts of $39.4 million; (f) recording goodwill relating to the Acquisition of $25.4 million; (g) a write-down of deferred contract concession costs of $10.4 million; and (h) to record other intangible assets, including technology, software, patents and trademarks of $10.0 million.

 6. To eliminate pre-petition liabilities on Spectradyne's balance sheet that will not be assumed by OCC.

 7.     To  reflect  the  effect  on  Ascent's   capitalization   of  the
       allocation of the net assets acquired from of SpectraVision.

 8. To reduce SpectraVision's net deferred tax liability to reflect the new tax basis established in OCC. Fair value adjustments result in a net deferred asset balance for OCC that is anticipated to be fully reserved due to uncertainties regarding the recoverability of the net deferred tax assets.

 9. To reclassify the outstanding bank borrowings under the terms of the bank credit agreements for both OCC and Ascent. OCC obtained a $125 million credit facility with a bank (the "OCC Credit Facility") dated as of October 8, 1996. The OCC Credit Facility consists of (i) a 364-day revolving credit and competitive advance facility which, subject to certain conditions, will be renewable for four 364-day periods, and (ii) a five year revolving credit and competitive advance facility; provided, however, that any amounts borrowed under the five year facility will reduce the amount available under the 364-day facility. Pursuant to the terms of the OCC Credit Facility, $50.0 million in borrowings were classified as long-term as of the closing date. Ascent also entered into a new credit agreement (the "Ascent Credit Facility") with the same bank as OCC on October 8, 1996. The Ascent Credit Facility provides for borrowings of up to $200 million, consisting of a 364-day secured revolving credit facility. This facility, subject to certain conditions, will be renewable for two 364-day periods. Ascent has classified all borrowings under the Ascent credit facility as short-term debt.


Unaudited Pro Forma Consolidated Statement of Operations for the Six months ended June 30, 1996:

 10.    To adjust depreciation and amortization expense as follows:
     Amortization of goodwill................ $     620
     Reduction in depreciation and other         (4,725)
     amortization............................
                                              ----------
       Total.................................  $ (4,105)
                                               ---------
-----                                         ==========

           Amortization of goodwill is based on amortization over 20 years and other identifiable intangibles are amortized over 10 years. The change in depreciation and other amortization expense results from the decrease in depreciable basis in connection with the allocation of purchase price offset by revisions to the estimated useful lives of the purchased assets. The useful lives of the purchased assets is as follows: video equipment, three years; office equipment, five years; building, 20 years; hotel contracts, seven years.

 11.    To  reduce  restructuring  costs  for  non-recurring   bankruptcy
       costs incurred by SpectraVision as a result of its bankruptcy filing.

 12. To reflect (i) the terms of the new Ascent and OCC bank credit agreements dated as of October 8, 1996, based on (a) average total borrowings of $20.0 million outstanding throughout the period at an average interest rate of 6.5% and (b) the amortization of financing costs incurred in connection with entering into the OCC facility, and (ii), to reflect the additional interest costs to be incurred under the Ascent credit facility as a result of the transaction.

 13. To reduce operating expenses for the cost savings attributed to the EDS contract (estimated at $700,000 per month) which has been renegotiated.

 14. To reclassify certain amounts to be consistent with the presentation used by SpectraVision, Inc. and to conform to a presentation more commonly used by providers of in-room entertainment in the lodging industry.

 15. No adjustment is made to reflect the income tax effects of the foregoing adjustments as the net operating losses incurred are significant enough to shelter any taxable earnings of OCV.
       Accordingly, OCV's tax provision has been eliminated as it is anticipated that OCC would not record tax expense on a combined basis. No benefit is recorded as OCC will file a separate return as the recoverability of the deferred tax asset would be uncertain.

 16.    To  adjust   the   minority   interest's   share  of  the  losses
       attributable to OCC.


Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 1995:

 17.    To adjust depreciation and amortization expense as follows:
     Amortization of goodwill................ $   1,238
     Reduction in depreciation and other         (7,774)
     amortization............................
                                              ==========
         Total...............................  $ (6,536)
                                              ==========

           Amortization of goodwill is based on amortization over 20 years and other identifiable intangibles are amortized over 10 years. The change in depreciation and other amortization expense results from the decrease in depreciable basis in connection with the allocation of purchase price offset by revisions to the estimated useful lives of the purchased assets. The useful lives of the purchased assets is as follows: video equipment, three years; office equipment, five years; building, 20 years; hotel contracts, seven years.

 18.    To  reduce  restructuring  costs  for  non-recurring   bankruptcy
       costs incurred by SpectraVision as a result of its bankruptcy filing.

 19. To reflect the terms of the new Ascent and OCC bank credit agreements dated as of October 8, 1996, based on (a) average total borrowings of $59.1 million and an average interest rate of 6.5% for the year ended December 31, 1995, and (b) the amortization of financing costs incurred in connection with entering into the OCC credit facility.

 20.   To eliminate non-recurring interest expense incurred by SpectraVision and
       SPI  NEWCO.   This  interest   expense  relates  to  the   reorganization
       indebtedness that is not being assumed by OCC.

 21. To reclassify certain amounts to be consistent with the presentation used by SpectraVision, Inc. and to conform to a presentation more commonly used by providers of in-room entertainment in the lodging industry.

 22. To reduce operating expenses for the costs savings attributed to the new EDS contract at $700,000 per month which has been renegotiated.

 23. No adjustment is made for the income tax effects of the foregoing adjustments (an income tax benefit) as the recoverability of a net deferred asset would be uncertain. However, OCV's tax provision is eliminated as OCC would not record tax expense on a combined basis.

 24.    To  adjust   the   minority   interest's   share  of  the  losses
       attributable to OCC.